UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934


               Date of Report:  July 23, 2002
      (Date of Earliest Event Reported:  July 22, 2002)


                     EL PASO CORPORATION
   (Exact name of Registrant as specified in its charter)

     Delaware             1-14365            76-0568816
  (State or other    (Commission File     (I.R.S. Employer
  jurisdiction of         Number)       Identification No.)
  incorporation)

                      El Paso Building
                    1001 Louisiana Street
                    Houston, Texas 77002
     (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (713) 420-2600

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------
       c)   Exhibits.

          Exhibit
          Number               Description
          -------              ------------

          99.1           Memorandum dated July 22, 2002 from
                         William A. Wise to Employees


Item 9. Regulation FD Disclosure
        ------------------------

     On July 22, 2002, William A. Wise sent a memorandum to all employees of El Paso Corporation, attached as Exhibit
99.1.  In the memorandum Mr. Wise emphasized that:

     1.  The fundamentals of El Paso's business remain strong;
     2. El Paso is asset rich and extremely well positioned to benefit from the favorable outlook for the natural gas industry;
     3.  El Paso's liquidity position is excellent;  and
     4. El Paso has completed $2.3 billion of equity financing, eliminated $4.0 billion of ratings triggers, sold in excess of $1.5 billion of assets, downsized its trading business and will reduce costs by approximately $300 million per year.

     This Exhibit 99.1 is not filed, but is furnished to comply with Regulation FD. The information disclosed in this Item 9 Current Report on Form 8-K is not considered to be "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 and is not subject to the liabilities of that section.

     El Paso Corporation will release its second quarter 2002 earnings results before the market opens on Thursday, August 8, 2002. The company has scheduled a conference call to discuss the second quarter results at 10:00 a.m. eastern time, 9:00 a.m. central time on August 8. To participate, please dial 973.582.2729 ten minutes prior to the call. A live web cast of the call will also be available online through our web site at www.elpaso.com in the For Investors section.

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              EL PASO CORPORATION

                              By: /s/ Jeffrey I. Beason
                                  ---------------------
                                      Jeffrey I. Beason
                                    Senior Vice President
                                       and Controller
                             (Principal Accounting Officer)


Date:  July 23, 2002

                        EXHIBIT INDEX


Exhibit
Number                    Description
-------                   ------------


99.1           Memorandum  dated July 22, 2002 from  William
               A. Wise to Employees.